EXHIBIT 99.7

COVEST BANCSHARES, INC.

CONFIDENTIAL VOTING INSTRUCTION

SOLICITED BY THE COMPENSATION COMMITTEE
OF COVEST BANCSHARES, INC.
FOR THE PROFIT SHARING AND SAVINGS PLAN
OF COVEST BANC, NATIONAL ASSOCIATION.

     The undersigned participant, former participant or beneficiary of a deceased former participant in the CoVest Banc, National Association Profit Sharing and Savings Plan (the “Profit Sharing Plan”) hereby provides the voting instructions hereinafter specified to the Trustee of the Profit Sharing Plan (the “Trustee”), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of CoVest Bancshares, Inc. that are held by the Trustee, in its capacity as Trustee of the Profit Sharing Plan, as of December 26, 2002, at the Special Meeting of Stockholders of CoVest Bancshares, Inc. to be held on ____________________, 2003, and at any adjournment or postponement thereof.

     As to the proposal listed on the reverse side, which is more particularly described in the Proxy Statement dated ______________________, 2003, the Trustee will vote the common stock of CoVest Bancshares, Inc. held in the Profit Sharing Plan Stock Account of the undersigned to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Compensation Committee dated, _________________, 2003.

(CONTINUED ON REVERSE SIDE. PLEASE COMPLETE, SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.)

1.	Approval of the principal terms of the Agreement and Plan of Reorganization, dated as of November 1, 2002, by and between CoVest Bancshares, Inc. and Midwest Banc Holdings, Inc. (“Midwest”), which provides for the merger of CoVest with and into Midwest.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

     All proposals listed above in this Confidential Voting Instruction were proposed by CoVest Bancshares, Inc. The undersigned hereby instructs the Trustee to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Voting Instruction Letter, a Notice of Special Meeting of Stockholders of CoVest Bancshares, Inc., a Proxy Statement dated _________________ , 2003 for the Special Meeting and a 2002 Annual Report to Stockholders.

     When you give your vote authorization, you do so as a “named fiduciary” of your Profit Sharing Plan Stock Account for purposes of ERISA. As a named fiduciary, you have the power to give instructions to the Trustee as to the voting of the shares in your Profit Sharing Plan Stock Account and the Trustee shall follow such instructions unless it determines that they are improper under ERISA. You, and not the Trustee, are responsible for the consequences that flow from the voting instructions that you give.

     PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR CONFIDENTIAL VOTING INSTRUCTION MUST BE RECEIVED NO LATER THAN _________________ , 2003.

Date: ____________________________

Signature

Signature of participant, former
participant or designated
beneficiary of deceased former
participant. Please sign name
exactly as it appears herein. When
signing as attorney, executor,
administrator, trustee or guardian,
please give your full title as such.